Exhibit 1.1

UNION PLANTERS CORPORATION
(a Tennessee corporation)

Senior Debt Securities and
Subordinated Debt Securities

UNDERWRITING AGREEMENT

Dated:           , 2003

UNION PLANTERS CORPORATION
(a Tennessee corporation)

Senior Debt Securities and
Subordinated Debt Securities

UNDERWRITING AGREEMENT

________, 2003

J.P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
c/o J.P. Morgan Securities Inc.
     270 Park Avenue
     New York, New York 10017-2017

Ladies and Gentlemen:

      Union Planters Corporation, a Tennessee corporation (the “Company”), proposes to issue and sell from time to time, either together or separately, certain of its senior debt securities (the “Senior Securities”) and/or subordinated debt securities (the “Subordinated Securities” and, together with the Senior Securities, the “Debt Securities”), in one or more offerings on terms determined at the time of sale and set forth in a terms agreement in the form of Exhibit A hereto (the “Terms Agreement”).

      The Senior Securities are to be issued under an Indenture to be dated as of __, 2003 (the “Senior Indenture”), between the Company and Bank One Trust Company, N.A., as trustee (the “Senior Securities Trustee”). The Subordinated Securities are to be issued under an Indenture to be entered into on or prior to the date Subordinated Securities are first issued (the “Subordinated Indenture”), between the Company and Bank One Trust Company, N.A., as trustee (the “Subordinated Securities Trustee” and, together with the Senior Securities Trustee, the “Trustees”). The Senior Indenture and the Subordinated Indenture are collectively referred to herein as the “Indentures.” The Senior Securities and the Subordinated Securities may have varying designations, maturities, rates and times of payment of interest, if any, selling prices, redemption terms, if any, exchange terms, if any, and other specific terms as set forth in the applicable Terms Agreement relating thereto.

      As used herein, unless the context otherwise requires, the term “Underwriters” shall mean the firm or firms specified as Underwriter or Underwriters in the applicable Terms Agreement relating to the Debt Securities and the term “you” shall mean the Underwriter or Underwriters, if no underwriting syndicate is purchasing the Debt Securities, or the representative or representatives of the Underwriters, if an underwriting syndicate is purchasing the Debt Securities, as specified in the applicable Terms Agreement.

      Whenever the Company determines to make an offering of Debt Securities, the Company will enter into a Terms Agreement providing for the sale of the applicable Debt Securities to, and the purchase and offering thereof by, the Underwriters. The Terms Agreement relating to the Debt Securities shall specify whether Senior Securities or Subordinated Securities are to be issued, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the principal amount of Debt Securities which each such Underwriter severally agrees to purchase, the price at which the Debt Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the time and place of delivery and payment and other specific terms. The Terms Agreement may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Debt Securities will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Company and each Underwriter participating in the offering of such Debt Securities.

      The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-___), including a prospectus, relating to the Debt Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement has been declared effective by the Commission. As provided in Section 3(a), a prospectus supplement reflecting the terms of the applicable Debt Securities, the terms of the offering thereof and the other matters set forth therein will be prepared and filed pursuant to Rule 424 under the 1933 Act in connection with any offering of Debt Securities. Any such prospectus supplement, in the form first filed after the date of the applicable Terms Agreement pursuant to Rule 424, is herein referred to as the “Prospectus Supplement.” Such registration statement, as amended at the date of the applicable Terms Agreement, including the exhibits thereto and the documents incorporated by reference therein, is herein called the “Registration Statement,” and the basic prospectus included therein relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the “Prospectus,” except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term “Prospectus” shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) (the “Rule 430A Information”) or Rule 434(d) of the 1933 Act Regulations (the “Rule 434 Information”) and the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), that are incorporated by reference therein; provided that, if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the “Rule 462(b) Registration Statement”), then, after such filing, all references to “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to “Prospectus” shall also be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the “Term Sheet”), as the case may be, in the form first furnished to the Underwriters by the

Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A “preliminary prospectus” shall be deemed to refer to any prospectus used before the Registration Statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the applicable Terms Agreement. For purposes of this Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

      Section 1. Representations and Warranties. (a) The Company represents and warrants to each of the Underwriters as of the date hereof, as of the date of each Terms Agreement and as of the Closing Time referred to in Section 2(b) that:

(i) The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

As of the effective date of the Registration Statement and any amendment thereto and as of the applicable filing date as to any Prospectus Supplement and any amendment thereto, (A) the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”); (B) neither the Registration Statement nor any amendment or supplement thereto contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in the Registration Statement or the Prospectus. At the Closing Time, the applicable Indenture, if any, will comply in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with any offering hereunder was substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) The documents incorporated by reference or deemed to be incorporated in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together and with the other information in the Prospectus, as of the applicable effective date of the Registration Statement and any amendment thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) The accountants who audit the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants with respect to the Company within the meaning of Rule 2-01 of Regulation S-X under the 1933 Act, as amended by Section 201 of the Sarbanes-Oxley Act of 2002, including the applicable rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”), as applicable to the appropriate periods.

(iv) This Agreement has been duly authorized, executed and delivered by the Company; and upon execution and delivery of each Terms Agreement by the Company, such Terms Agreement shall have been duly authorized, executed and delivered by the Company.

(v) The financial statements incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the consolidated results of their operations and cash flows for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, considered as one enterprise, and (C) except for regular quarterly dividends on the Company’s Common Stock, par value $5.00 per share, and regular quarterly dividends on the Company’s 8% Cumulative Convertible Preferred Stock (liquidation value of $25 per share), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”); and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

(viii) Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (a “Significant Subsidiary”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; except as otherwise stated in the Registration Statement, all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (subject to the provisions of Section 55 of Title 12 of the United States Code in the case of Significant Subsidiaries which are national banking associations) and, except for director’s qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(ix) The Debt Securities conform in all material respects to the summary descriptions thereof contained or incorporated by reference in the Prospectus and such summary descriptions conform to the rights set forth in the instruments defining the same.

(x) The Debt Securities shall, on the date of the Terms Agreement relating to such Debt Securities, be duly authorized for issuance and sale pursuant to this Agreement and, when such Debt Securities are duly executed, authenticated and delivered pursuant to the provisions of this Agreement and the applicable Indenture against payment of the consideration therefor in accordance with this Agreement and the applicable Terms Agreement, such Debt Securities will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, reorganization, moratorium, fraudulent conveyance, insolvency or other laws relating to or affecting enforcement of creditors’ rights or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits of the applicable Indenture.

(xi) The applicable Indenture has been duly authorized by the Company, will be substantially in the form filed as an exhibit to the Registration Statement and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, reorganization, moratorium, fraudulent conveyance, insolvency or other laws relating to or affecting enforcement of creditors’ rights or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the summary description of the applicable Indenture set forth in the Prospectus conforms in all material respects to the provisions contained in the applicable Indenture.

(xii) Neither the Company nor any Significant Subsidiary is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or of any of its Significant Subsidiaries may be subject; and the execution, delivery and performance of this Agreement, the applicable Terms Agreement and the Indentures by the Company, the issuance and delivery of the Debt Securities, the consummation by the Company of the transactions contemplated in this Agreement, the applicable Terms Agreement and the Registration Statement, and compliance by the Company with the terms of this Agreement, the applicable Terms Agreement and the Indentures do not and will not conflict with or constitute a breach of or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its Significant Subsidiaries pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, administrative regulation or administrative or court decree.

(xiii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Debt Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indentures by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations (which requirements have been met) or state securities laws and except for the qualification of the Indentures under the 1939 Act (which qualification has occurred).

(xiv) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets of the Company and its subsidiaries considered as one enterprise, or which might materially or adversely affect the consummation of this Agreement or any Terms Agreement.

(xv) There are no contracts or documents of the Company or any Significant Subsidiary which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed or incorporated by reference.

(xvi) The Company and its Significant Subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies material to the conduct of the business now operated by them, and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xvii) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Debt Securities.

(xviii) There is and has been no failure on the part of the Company and any of the Company’s directors and officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act and the Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

           (b)  Any certificate signed by any duly authorized officer of the Company or any Significant Subsidiary and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

      Section 2. Purchase and Sale. (a) The several commitments of the Underwriters to purchase Debt Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

           (b)  Payment of the purchase price for, and delivery of, any Debt Securities to be purchased by the Underwriters pursuant to the applicable Terms Agreement shall be made at the office of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by you and the Company in the applicable Terms Agreement, at 9:00 A.M., New York City time, on the third (fourth, if the pricing occurs after 4:30 P.M., New York City time, on any given day) business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms

Agreement or at such other time as shall be agreed upon by you and the Company (each such time and date being referred to as a “Closing Time”). Unless otherwise specified in the applicable Terms Agreement, payment shall be made by wire transfer in immediately available funds to the account so specified to the Underwriters against delivery to you for the respective accounts of the Underwriters of the Debt Securities to be purchased by them. Such Debt Securities or certificates for such Debt Securities, as applicable, shall be in such denominations and registered in such names as you may request in writing at least one full business day prior to the applicable Closing Time. Such Debt Securities or certificates, as applicable, will be made available for examination and packaging by you not later than 10:00 A.M. on the business day prior to Closing Time.

      Section 3. Certain Covenants of the Company. The Company covenants with each Underwriter as follows:

           (a)  (i) If reasonably requested by you in connection with the offering of the Debt Securities, the Company will prepare a preliminary prospectus supplement containing such information concerning the Debt Securities as you and the Company deem appropriate and (ii) promptly following the execution of each Terms Agreement, the Company will prepare a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulations and that sets forth the principal amount of Debt Securities covered thereby, the names of the Underwriters participating in the offering and the principal amount of Debt Securities which each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative in connection with the offering, the price at which the Debt Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information concerning the Debt Securities as you and the Company deem appropriate in connection with the offering of the Debt Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters named therein as many copies of any preliminary prospectus supplement, the Prospectus and the Prospectus Supplement as you shall reasonably request. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, the Company will prepare an abbreviated term sheet that complies with the requirements of Rule 434 under the 1933 Act Regulations (a “Rule 434 Prospectus”) and will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the business day immediately succeeding the date of the applicable Terms Agreement.

           (b)  The Company will notify each of you immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the mailing or the delivery or EDGAR transmission to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

           (c)  The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish you with copies of any such amendment or supplement or other document proposed to be filed a reasonable amount of time prior to such proposed filing and will not file any such amendment or supplement or other document or use any such prospectus to which you or counsel shall reasonably object.

           (d)  The Company will deliver to you as many signed copies of the registration statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as you may reasonably request and will also deliver to you a conformed copy of the Registration Statement and of each amendment thereto for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

           (e)  If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Debt Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, such amendment or supplement, whether by documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission to make the Registration Statement or the Prospectus comply with such requirements.

           (f)  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

           (g)  The Company will endeavor, in cooperation with the Underwriters, to qualify the Debt Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified and will not be obligated to execute a general consent to service of process in any state. In each jurisdiction in which the Debt Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for as long as may be required for the distribution of the Debt Securities. The Company will promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Debt Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

           (h)  The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

           (i)  If and to the extent specified in the applicable Terms Agreement, the Company will use its best efforts to effect the listing of the Debt Securities on the New York Stock Exchange by the Closing Time with respect to the applicable Terms Agreement.

           (j)  For such period of time as is specified in the applicable Terms Agreement, commencing on the date of such Terms Agreement, the Company will not, without the prior written consent of the Underwriter, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Debt Securities.

           (k)  The Company will remain in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act as in effect from time to time and will use its commercially reasonable efforts to cause the Company’s directors and officers, in their capacity as such, to comply with the applicable provisions of the Sarbanes-Oxley Act.

      Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and any applicable Terms Agreement, including (a) the printing and filing of the Registration Statement, as originally filed and of each amendment thereto, (b) the reproduction and delivery of this Agreement and each Terms Agreement, (c) the preparation, issuance and delivery of the certificates for Debt Securities to the Underwriters, (d) the fees and disbursements of the Company’s counsel and accountants, (e)the qualification of the Debt Securities under securities laws in accordance with Section 3(g) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and the Legal Investment Survey (copies of which shall be furnished to the Company promptly after preparation by such counsel), (f) the printing and delivery to the Underwriters of copies of the Registration Statement and all amendments thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (g) the reproduction and delivery to the Underwriters of copies of the Indentures, the Blue Sky Survey and any Legal Investment Survey, (h) the fees of rating agencies, (i) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. (“NASD”), and (j) the fees and expenses, if applicable, incurred in connection with the listing of the Debt Securities.

      If a Terms Agreement is terminated by you in accordance with the provisions of Section 5 or Section 9(a)(i) or (v) hereof, the Company shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for such Underwriters.

      Section 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Debt Securities pursuant to any Terms Agreement are subject to the accuracy of the representations and warranties of the Company herein contained, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder, and to the following further conditions:

           (a)  At the applicable Closing Time:

(i) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. Any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Debt Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7);

(ii) The rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company as of the date of the applicable Terms Agreement shall not have been lowered since the execution of such Terms Agreement nor shall any such rating organization have publicly announced that it has placed any debt securities of the Company on what is commonly termed a “watch list” for possible downgrading;

(iii) There shall not have come to the attention of such of you as may be named in the applicable Terms Agreement any facts that would cause such of you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Debt Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (b)  At the applicable Closing Time you shall have received:

      (1)  The favorable opinion, dated as of the applicable Closing Time, of E. James House, Jr., General Counsel of the Company, in form and substance satisfactory to such of you as may be named in the applicable Terms Agreement to the effect that:

(i) The Company has been duly incorporated under the laws of the State of Tennessee.

(ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

(iii) To the best knowledge and information of such counsel, after due investigation, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

(iv) Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, continues to hold a valid certificate to do business as such and has full power and authority to conduct business as such, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and, to the best knowledge and information of such counsel, after due investigation, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; and, to the best knowledge and information of such counsel, after due investigation, except as otherwise stated in the Registration Statement, all of the issued and outstanding capital stock of each Significant Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(v) No authorization, approval, consent, order or decree of any court or governmental authority or agency is required in connection with the sale of the Debt Securities under this Agreement and the applicable Terms Agreement other than as may be required under state securities laws.

(vi) To the best knowledge and information of such counsel, after due investigation, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

(vii) To the best knowledge and information of such counsel, after due investigation, there are no material contracts, indentures, deposit agreements, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no material default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, deposit agreement, mortgage, loan agreement, note, lease or other instrument so described, referred to, or filed or incorporated by reference.

(viii) The execution and delivery of this Agreement, the applicable Terms Agreement and the Indenture by the Company and the consummation by the Company of the transactions contemplated herein and therein, do not and will not conflict with or constitute a breach or violation of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, (A) any contract, indenture, deposit agreement, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (B) the charter or by-laws of the Company or (C) any applicable law, or of any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of its properties, except, in the case of clauses (A) and (C) above only, for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

      (2)  The favorable opinion, dated as of the applicable Closing Time, of Alston & Bird LLP, counsel for the Company, or such other counsel for the Company satisfactory to such of you as may be named in the applicable Terms Agreement, in form and substance satisfactory to such of you as may be named in the applicable Terms Agreement to the effect that:

(i) The Company is validly existing as a corporation in good standing under the laws of the State of Tennessee.

(ii) The Company is duly registered as a bank holding company under the Bank Holding Company Act.

(iii) The applicable Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, reorganization, moratorium, fraudulent conveyance, insolvency or other laws relating to or affecting enforcement of creditors’ rights or by general equity principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

(vi) The Debt Securities are in the form contemplated by the applicable Indenture, and have been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in the applicable Indenture and delivered against payment pursuant to this Agreement, as supplemented by the applicable Terms Agreement, will be valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, reorganization, moratorium, fraudulent conveyance, insolvency or other laws relating to or affecting enforcement of creditors’ rights or by general equity principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and the holder thereof will be entitled to the benefits of the applicable Indenture.

(v) The Debt Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus and the applicable Prospectus Supplement.

(vi) The applicable Indenture is qualified under the 1939 Act.

(vii) This Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

(viii) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than financial statements and supporting schedules and other financial data included therein or omitted therefrom, and the Trustee’s Statement of Eligibility on Form T-1 (“Form T-1”) as to which such counsel need not express an opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(ix) The Registration Statement, including any Rule 462(b) Registration Statement, is effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best knowledge and information of such counsel, after due investigation, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

(x) Each document filed pursuant to the 1934 Act (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the rules and regulations thereunder.

(xi) The information in the Prospectus under the caption “Description of Debt Securities” and, with respect to the Prospectus Supplement relating to the Debt Securities, any further description with respect to such Debt Securities and, to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

     (3)  The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, with respect to the matters set forth in (i), (iii) through (vi) inclusive, (viii) and (ix) of subsection (b)(2) of this Section.

     (4)  In giving their opinions required by subsections (b)(2) and (b)(3), respectively, of this Section, Alston & Bird LLP and Sidley Austin Brown & Wood LLP shall each additionally state that nothing has come to their attention that would cause them to believe that the Registration Statement (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need make no statement) at the time it became effective, or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date of the applicable Terms Agreement and at Closing Time, contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c)  At the applicable Closing Time there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs or which is reasonably likely to affect the business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the Chairman or the President or the Deputy Chairman or an Executive or Senior Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be complied with or satisfied at or prior to such Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

          (d)  At the time of the execution of this Agreement and at the applicable Closing Time, PricewaterhouseCoopers LLP shall have furnished you a letter dated such date, in form and substance satisfactory to you, to the effect that (i) they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published rules and regulations thereunder adopted by the Commission; (ii) in their opinion the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the 1934 Act Regulations; (iii) based upon limited agreed-upon procedures (but not an audit in accordance with generally accepted auditing standards) set forth in detail in such letter, nothing has come to their attention as a result of such procedures that caused them to believe that (A) the unaudited consolidated interim financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations, (B) any material modifications should be made to the unaudited consolidated interim financial statements included or incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles, (C) (1) at the date of the latest available interim consolidated financial data and, with respect to long-term debt, at a specified date not more than three business days prior to the date of delivery of such letter, there was any change (other than issuance under the Company’s stock and employee benefit plans) in the capital stock (common and preferred stock), increase in long-term debt (including Federal Home Loan Bank Advances and medium-term bank notes) or any decreases in total earning assets, total assets or shareholders’ equity of the Company and its subsidiaries consolidated, in each case as compared with the amounts shown in the latest unaudited consolidated balance sheet included or incorporated by reference in the Registration Statement or (2) for the period from the date of the latest available income statement included or incorporated by reference in the Registration Statement to the date of the latest available interim consolidated income statement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net interest income, net interest income after provision for losses on loans, noninterest income or in the total amounts of consolidated net earnings, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or they shall state any specific changes, increases or decreases; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have read certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and which are specified by you and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records, subject to controls over financial reporting, or to schedules prepared by the Company therefrom, of the Company and its subsidiaries identified in such letter.

          (e)  At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Debt Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Debt Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.

          (f)  If the NASD is required to pass upon the fairness and reasonableness of the underwriting terms and arrangements, at the applicable Closing Time, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by such of you as may be named in such Terms Agreement by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

     Section 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; and

(iv) any breach or alleged breach by the Company of any agreement or representation made pursuant to this Agreement;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (b)  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the

Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c)  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) shall not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.

     In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.

     In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d)  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Debt Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Debt Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Debt Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Debt Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.

The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Debt Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Debt Securities set forth opposite their respective names in the applicable Terms Agreement and not joint.

     Section 8. Representations Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or any Terms Agreement or contained in certificates of executive officers of the Company submitted pursuant thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Debt Securities to the Underwriters.

     Section 9. Termination of Agreement. This Agreement may be terminated for any reason at any time by either the Company or you upon the giving of 30 days’ written notice of such termination to the other party hereto. Such of you as may be named in any Terms Agreement may also terminate such Terms Agreement, immediately upon notice to the Company, at any time at or prior to the applicable Closing Time (i) if there shall have been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or in the international financial markets or any outbreak or escalation of hostilities or other national or international calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of such of you as are named in such Terms Agreement, impracticable or inadvisable to proceed with the offering, sale or delivery of the Debt Securities or to enforce contracts for the sale of the Debt Securities, or (iii) if trading in any securities of or guaranteed by the Company shall have been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by any of said exchanges or by order of the Commission, the NASD or any other governmental authority, or if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal, New York or Tennessee authorities, or (v) if the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company as of the time any applicable Terms Agreement was entered into shall have been lowered since that time or if any such rating organization shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a “watch list” for possible downgrading. In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of the Debt Securities shall remain in effect so long as any Underwriter owns any such Debt Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(h), the provisions of Section 4, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7 and the provisions of Sections 8 and 14 shall remain in effect.

     Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters participating in an offering of Debt Securities shall fail at the applicable Closing Time to purchase the Debt Securities which it or they are obligated to purchase hereunder and under the applicable Terms Agreement (the “Defaulted Securities”), then such of you as are named therein shall have the right, within 24 hours thereafter, to make arrangements for one or more of the nondefaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, during such 24 hours you shall not have completed such arrangements for the purchase of all the Defaulted Securities, then:

          (a)  if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Debt Securities to be purchased pursuant to such Terms Agreement, the nondefaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all nondefaulting Underwriters, or

          (b)  if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Debt Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any nondefaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

     In the event of any such default by any Underwriter or Underwriters as set forth in this Section, either you or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

     Section 11. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you at 270 Park Avenue, New York, New York 10017, attention: Investment Grade Syndicate Desk, telephone: (212) 834-4533, facsimile: (212) 834-6081, or in respect of any Terms Agreement, to such other person and place as may be specified therein; notices to the Company shall be directed to it at Union Planters Corporation, 6200 Poplar Avenue, Memphis, Tennessee 38119, Attention of E. James House, Jr.

     Section 12. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and each Terms Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

     Section 13. Parties. This Agreement shall inure to the benefit of and be binding upon you and the Company and any Underwriter who becomes a party to a Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or a Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or a Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of the Debt Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     Section 14. Governing Law and Time. This Agreement and each Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

     Section 15. Effect of Headings. The Article and Section headings herein are for convenience only and shall not effect the construction hereof.

     Section 16. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and each Underwriter in accordance with its terms.

Very truly yours,

UNION PLANTERS CORPORATION

By: Name: Title:

Confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES INC. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED CITIGROUP GLOBAL MARKETS INC.

By: J.P. MORGAN SECURITIES INC.

By: Name: Title:

Exhibit A

UNION PLANTERS CORPORATION

[     % Subordinated Notes due      ]

[     % Senior Notes due      ]

TERMS AGREEMENT

Dated: _______

To:	Union Planters Corporation 6200 Poplar Avenue Memphis, Tennessee 38119

Re:	Underwriting Agreement dated

Dear Sirs:

     We understand that Union Planters Corporation, a Tennessee corporation (the “Company”), proposes to issue and sell $     aggregate principal amount of its [senior] [subordinated] debt securities (the “Debt Securities”). This Agreement is the Terms Agreement referred to in the underwriting agreement dated       (the “Underwriting Agreement”). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the respective amounts of Debt Securities set forth below.

Principal Amount of
Debt
Name of Underwriter	Securities

J.P. Morgan Securities Inc.	$

Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc.

$

Debt Securities

Title of Debt Securities:

Principal amount to be issued: $

Senior or Subordinated:

Currency: United States dollars

Current ratings: Moody’s: and S&P:

Interest rate or formula: %

Interest payment dates:

Date of maturity:

Redemption provisions:

Sinking fund requirements:

Initial public offering price:

Purchase price:

Listing requirement: None

Closing date and location: 9:00 A.M., New York City time,            at the offices of Sidley Austin Brown & Wood LLP,
      787 Seventh Avenue, New York, New York 10019

Additional representations, if any:

Lock-up provisions: Pursuant to Section 3(j) of the Underwriting Agreement, the lock-up period shall be from the date hereof to and including the Closing Time.

Other terms and conditions:

     Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Debt Securities set forth opposite its name.

     This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said State.

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     If the foregoing is in accordance with your understanding of the agreement between us and the Company, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement between the Underwriters named herein and the Company in accordance with its terms and the terms of the Underwriting Agreement.

Very truly yours,

J.P. MORGAN SECURITIES INC. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED CITIGROUP GLOBAL MARKETS INC.

By: J.P. MORGAN SECURITIES INC.

By: Name: Title:

Confirmed and accepted as of the date first above written:

UNION PLANTERS CORPORATION

By: Name: Title:

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